UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	File No. 001-13251 (Commission File Number)	52-2013874 (IRS Employer Identification Number)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement

     General. On March 21, 2005 , the Company and certain of its subsidiaries entered into a comprehensive set of agreements through which it restructured its business relationship with JPMorgan Chase & Co. and certain of its subsidiaries.

     Background. Bank One, National Association and JPMorgan Chase Bank, N.A. have been our largest lending partners for a number of years. Last year, following the merger between JPMorgan Chase & Co. and Bank One Corporation, we entered into a Settlement Agreement and Release with Bank One, National Association under which our marketing and liquidity services and loan purchase agreements were terminated for a fee and our ExportSS® Agreement, through which we purchase substantially all of Bank One’s student loan volume, was extended for three years to August 31, 2008. Although our separate joint venture with JPMorgan Chase was not initially affected by the merger, JPMorgan Chase determined that it would be in its best business interests to gain control of the marketing and making of Chase-branded student loans. Earlier this year, the Company presented a proposal to JPMorgan Chase to renew the agreements that support the joint venture, but that proposal was rejected and on February 17, 2005 JPMorgan Chase filed a petition in the Delaware Chancery Court for New Castle County seeking to dissolve the joint venture. Discussions among the parties resulted in a comprehensive settlement agreement.

     The Agreements. The settlement agreement is set forth in the following principal agreements:

•	First Amendment to Settlement Agreement and Release, dated as of March 21, 2005, among Education One Group, Inc., Sallie Mae, Inc., Secondary Market Services, LLC, SLM Education Credit Finance Corporation (each of the foregoing are subsidiaries of the Company), JPMorgan Chase Bank, N.A., in its capacity as successor by merger to Bank One, National Association, and Bank One Education Finance Corporation.

•	Second Amendment to Settlement Agreement and Release, dated as of March 21, 2005, among Education One Group, Inc., Sallie Mae, Inc., in its own capacity and as succesesor to Student Loan Marketing Association with respect to membership interests in Chase Education First LLC and Education First Finance LLC and as successor to Sallie Mae Servicing Corporation, Sallie Mae Servicing, L.P., and USA Group Loan Services, Inc., Secondary Market Services, LLC, SLM Education Credit Finance Corporation, and SLM Corporation in its own capacity and as successor to Student Loan Marketing Association; and JPMorgan Chase & Co., JPMorgan Chase Bank, N.A.in its own capacity and in its capacity as trustee with respect to the Chase/Sallie Mae Education Loan Trust, Chase Bank USA, National Association; Bank One Education Finance Corporation, TCB Education First Marketing Corporation, Chase Education Holdings, Inc.; Chase Education First LLC and Education First Finance LLC.

     Material Terms and Conditions. Under the agreements listed above, the Company and JPMorgan Chase agreed to the following:

•	Extend the Bank One ExportSS Agreement for an additional two years through August 31, 2010;

•	Include as part of the loans sold under the extended Bank One ExportSS Agreement the following:

• Substantially all JPMorgan Chase-branded student loans insured by guarantee agencies for the July 1, 2005 to June 30, 2006 academic year and all loans serial to those loans (i.e., future loans made to the same borrowers), including certain loans not originated or serviced on Company platforms; and

• All student loans originated or serviced on Company platforms;

•	Dissolve the entities that comprise the joint venture (i.e., Chase Education First LLC and Education First Finance LLC); and

•	Terminate, among other things, a trademark license agreement that gave the joint venture the exclusive right to market Chase-branded student loans.

     Other Terms and Conditions. In addition to the terms and conditions described above, JPMorgan Chase agreed to make a payment to the Company within one business day of execution of the Second Amendment and to dismiss, with prejudice, the petition for dissolution filed with the Delaware Chancery Court within two business days of execution of the Second Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By: /s/ Marianne M. Keler

Name: Marianne M. Keler
Title: Executive Vice President

Dated: March 23, 2005